UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 23, 2009

COMMUNICATIONS SYSTEMS, INC. (Exact name of Registrant as specified in its charter)

Minnesota	001-31588	41-0957999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 996-1674

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

          On December 18, 2009, the Board of Directors of Communications Systems, Inc. (the “Company”) declared a dividend of one Right for each outstanding share of the Company’s Common Stock, $.05 par value per share (the “Common Stock”), to the shareholders of record at the close of business on January 4, 2010 (the “Record Date”). Except as set forth below, each Right entitles the registered holder to purchase from the Company one one-hundredth (1/100) of a share of Series A Junior Participating Preferred Stock, no par value (the “Preferred Stock”), at a price of $41 per one one-hundredth of a share of Preferred Stock (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement dated as of December 23, 2009 (the “Rights Agreement”) between the Company and Wells Fargo Bank, N.A., as Rights Agent.

          Initially, the Rights will be attached implicitly to all Common Stock certificates representing shares then outstanding, and no separate Right certificates will be distributed. Until the earlier to occur of ten days following (i) a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of voting securities having 16.5% or more of the voting power of the Company (the “Stock Acquisition Date”), or (ii) the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group and related persons having beneficial ownership of voting securities having 16.5% or more of the voting power of the Company (the earlier of such dates referred to in (i) and (ii) above being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates.

          The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with Common Stock certificates. From as soon as practicable after the Record Date and until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on December 23, 2019, unless earlier redeemed by the Company as described below.

          In the event that any person becomes the beneficial owner of 16.5% or more of the voting power of the Company in a transaction, ten (10) days thereafter (the “Flip-In Event”) each holder of a Right will thereafter have the right to receive, upon exercise thereof at the then current Purchase Price of the Right, Common Stock (or, in certain circumstances, a combination of cash, other property, Common Stock or other securities) which has a value of two times the Purchase Price of the Right (such right being called the “Flip-In Right”). Upon the occurrence of the Flip-In Event, any Rights that are or were at any time owned by an Acquiring Person shall become null and void insofar as they relate to the Flip-In Right.

          In the event that the Company is acquired in a merger or other business combination transaction where the Company is not the surviving corporation or in the event that 50% or more of its assets or earning power is sold, proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, common stock of the acquiring entity which has a value of two times the Purchase Price of the Right (such right being called the “Flip-Over Right”). The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises the Flip-In Right.

          For example, at a Purchase Price of $41 per Right, if any person becomes the beneficial owner of 16.5% or more of the voting power of the Company, ten (10) days thereafter each Right other than a Right owned by such 16.5% beneficial owner would entitle its holder to purchase $82 worth of the Company’s Common Stock (or other consideration, as noted above) for $41. Assuming that the Common Stock had a per share value of $12 at such time, the holder of each Right would effectively be entitled to purchase 6 shares of Common Stock for $41.

          Similarly, assuming, following the Stock Acquisition Date, the occurrence of a business combination with another entity in which the Company’s Common Stock is converted or exchanged, or a sale of 50% or more of the Company’s assets or earning power, each Right would entitle its holder to purchase $82 worth of the acquiring entity’s stock for $41.

          The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

          At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 16.5% or more of the voting power of the Company and prior to the acquisition by such person or group of 50% or more of the voting power of the Company, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, for Common Stock at an exchange ratio of the Purchase Price divided by the price per share of the Common Stock (subject to adjustment).

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractions of shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

          At any time prior to the earlier to occur of (i) any person becoming an Acquiring Person, or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”), which redemption shall be effective at such time as the Board of Directors shall establish. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          The Preferred Stock purchasable upon exercise of the Rights will be nonredeemable. Each share of Preferred Stock will have a preferential quarterly dividend in an amount equal to 100 times the dividend declared on each share of Common Stock. In the event of liquidation, the holders of Preferred Stock will receive a preferred liquidation payment of $100 per whole share of Preferred Stock. Each whole share of Preferred Stock will have 100 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of Common Stock. The rights of the Preferred Stock as to dividends and liquidations, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Fractional shares of Preferred Stock in integral multiples of one one-hundredth of a share of Preferred Stock will be issued unless the Company elects to distribute depositary receipts in lieu of such fractional shares. In lieu of fractional shares other than fractions that are multiples of one one-hundredth of a share, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

          Until a Right is exercised, it will not entitle the holder to any rights as a shareholder of the Company (other than those as an existing shareholder), including, without limitation, the right to vote or to receive dividends. The terms of the Rights may be amended by the Board of Directors of the Company (i) prior to the Distribution Date in any manner, and (ii) on or after the Distribution Date to cure any ambiguity, to correct or supplement any provision of the Rights Agreement which may be defective or inconsistent with any other provisions, or in any manner not adversely affecting the interests of the holders of the Rights.

          As of November 12, 2009, there were approximately 8,350,371 shares of Common Stock issued and outstanding, and 500,000 shares reserved for issuance pursuant to the exercise of outstanding stock options. Each outstanding share of Common Stock on January 4, 2010 will receive one Right. As long as the Rights are attached to the Common Stock, the Company will issue one Right for each share of Common Stock issued between the Record Date and the Distribution Date so that all such shares will have attached Rights. There are 150,000 shares of Preferred Stock reserved for issuance upon exercise of the Rights.

          The Rights Agreement is designed to protect shareholders in the event of an unsolicited attempt to acquire the Company for an inadequate price and to protect against abusive practices that do not treat all shareholders equally, including partial and two-tier tender offers, coercive offers, and creeping stock accumulation programs. Such practices can pressure shareholders into tendering their investments prior to realizing the full value or total potential of such investments. The Rights Agreement is intended to make the cost of such abusive practices prohibitive and create an incentive for a potential acquiror to negotiate in good faith with the Board. The Rights Agreement is not intended to, and will not, prevent all unsolicited offers to acquire the Company. If an unsolicited offer is made, and the Board determines that it is fair and in the best interests of the Company and its shareholders, then, pursuant to the terms of the Rights Agreement, the Board has the authority to redeem the Rights and permit the offer to proceed. Essentially, the Rights Agreement will provide the Board with sufficient opportunity to evaluate the fairness of any unsolicited offer and the credibility of the bidder, and will therefore enable the Board to represent the interests of all shareholders more effectively. Of course, in deciding whether to redeem the Rights in connection with any unsolicited offer, the Board will be bound by its fiduciary obligations to act in the best interests of the Company and its shareholders.

          The form of Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit B the form of Rights Certificate, is incorporated herein by reference as Exhibit 4(a) hereto. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 3.03 Material Modifications to Rights of Security Holders. The information required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year. In connection with its adoption of the Rights Agreement, the Company’s Board of Directors approved an Amended and Restated Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock (the “Amended and Restated Certificate”), the form of which is filed with this Current Report on Form 8-K as Exhibit 4(b), and is incorporated by reference herein. The Company will file the Amended and Restated Certificate with the Secretary of State of the State of Minnesota on or about December 29, 2009. The Amended and Restated Certificate will be effective upon filing.

          The Preferred Stock is nonredeemable. Each share of Preferred Stock will have a preferential quarterly dividend in an amount equal to 100 times the dividend declared on each share of Common Stock. In the event of liquidation, the holders of Preferred Stock will receive a preferred liquidation payment of $100 per whole share of Preferred Stock. Each whole share of Preferred Stock will have 100 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of Common Stock. The rights of the Preferred Stock as to dividends and liquidations, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Fractional shares of Preferred Stock in integral multiples of one one-hundredth of a share of Preferred Stock will be issued unless the Company elects to distribute depositary receipts in lieu of such fractional shares. In lieu of fractional shares other than fractions that are multiples of one one-hundredth of a share, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

          The foregoing description of the rights of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Certificate.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following are filed as exhibits to this Current Report:

Exhibit No.	Description of Exhibit
4(a)	Rights Agreement, dated as of December 23, 2009, between the Company and Wells Fargo Bank, N.A., as Rights Agent
4(b)	Form of Amended and Restated Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock
99.1	Press Release dated December 23, 2009

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

	By	/s/ David T. McGraw
David T. McGraw
Its: Chief Financial Officer

Date: December 30, 2009

Exhibit Index

Exhibit No.	Description of Exhibit
4(a)	Rights Agreement, dated as of December 23, 2009, between the Company and Wells Fargo Bank, N.A., as Rights Agent
4(b)	Form of Amended and Restated Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock
99.1	Press Release dated December 23, 2009